UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 11, 2006

WII COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-115490	73-1662631
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

525 Lincoln Avenue SE
St. Cloud, Minnesota 56304
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   (320) 252-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 11, 2006, WII Components, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WII Holding, Inc. (“Purchaser”), WII Merger Corporation (“Merger Sub”) and Behrman Capital III L.P., solely in its capacity as the representative of the stockholders of the Company (“Behrman”).  Merger Sub is directly owned by Purchaser.  Purchaser and Merger Sub are entities affiliated with Olympus Growth Fund IV, L.P.

The Merger Agreement contemplates a reorganization in which Merger Sub will merge with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Purchaser.  The aggregate merger consideration will be $295.5 million in cash, less indebtedness and certain expenses, and will be subject to customary adjustments (the “Merger Consideration”).  Each outstanding share of capital stock of the Company, except those owned by Purchaser or its affiliates (which will be canceled and will cease to exist), will be converted into the right to receive a pro rata portion of the Merger Consideration, without interest, subject to customary adjustments.  Options to purchase common stock of the Company outstanding at the time of the merger shall be converted into the right to receive a pro rata portion of the Merger Consideration, without interest, less the exercise price of such option, subject to customary adjustments.

Purchaser and/or its affiliates has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions.  Consummation of the merger is subject to the approval of the Company’s stockholders and various customary conditions, including the absence of certain legal impediments to the consummation of the merger, Hart-Scott-Rodino clearance, accuracy of representations and warranties, funding of the equity and debt financings in accordance with the commitments, receipt of title insurance policies, title commitments and surveys for the Company’s owned real property, delivery of legal opinions, execution and delivery of an escrow agreement, common equity holders agreements and other ancillary documents and the exercise and perfection of appraisal rights by stockholders of the Company holding fewer than 5% of the Company’s capital stock.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Purchaser will be required to pay the Company a termination fee of $5 million.  The Merger Agreement contemplates consummation of the transaction within 75 days of its execution.

Item 8.01.  Other Events.

On December 11, 2006, WII Components, Inc. issued a press release announcing the signing of the Merger Agreement.  The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1. Press Release of WII Components, Inc. dated December 11, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

WII COMPONENTS, INC.

Dated: December 11, 2006	By:	/s/ John Fitzpatrick
John Fitzpatrick,
Chief Executive Officer

Exhibit Index

99.1                           Press Release of WII Components, Inc. dated December 11, 2006.